UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

dELiA*s, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 807-9060

xxx
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, the board of directors of dELiA*s, Inc. (the “Company”) appointed Paul J. Raffin as a director and as a member of its corporate governance and nominating committee.  Mr. Raffin currently is Chief Executive Officer of Frette, Inc.  Mr. Raffin is an independent director for purposes of the NASDAQ rules and, as a result of his appointment, the board of directors of the Company consists of a majority of independent directors, as required by NASDAQ rules.  There are no related party transactions between the Company and Mr. Raffin that would be required to be reported under Item 404(a) of Regulation S-K.  A copy of the press release, dated November 21, 2007, announcing Mr. Raffin’s appointment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In addition, on November 20, 2007, the board of directors of the Company approved the extension of the term of employment of each of Robert E. Bernard, Chief Executive Officer of the Company, and Walter Killough, Chief Operating Officer of the Company, until December 19, 2008, and otherwise in accordance with the respective terms of their existing employment agreements.  Messrs. Bernard’s and Killough’s employment agreements had been scheduled to expire on December 19, 2007.  Copies of the first amendments to Messrs. Bernard’s and Killough’s employment agreements are filed as Exhibits 99.2 and 99.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1	Press Release dated November 21, 2007

	Exhibit 99.2	First Amendment to Employment Agreement of Robert E. Bernard

	Exhibit 99.3	First Amendment to Employment Agreement of Walter Killough

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: November 27, 2007	By: /s/ Stephen A. Feldman
Stephen A. Feldman, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 21, 2007

99.2	First Amendment to Employment Agreement of Robert E. Bernard

99.3	First Amendment to Employment Agreement of Walter Killough